                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                 DISTRIBUTIONS IN DOLLARS

                                      PRIOR                                                                                  CURRENT
               ORIGINAL           PRINCIPAL                                                     REALIZED      DEFERRED     PRINCIPAL
CLASS        FACE VALUE             BALANCE      INTEREST       PRINCIPAL           TOTAL         LOSSES      INTEREST       BALANCE
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SA                 0.00                0.00     84,016.98            0.00       84,016.98           0.00          0.00          0.00
A-1       34,557,488.00       32,689,050.38    172,979.56      619,712.87      792,692.43           0.00          0.00 32,069,337.51
A-2        4,607,666.00        4,358,540.96     23,063.95       82,628.40      105,692.35           0.00          0.00  4,275,912.56
B-1        1,256,636.00        1,251,467.41      6,622.35        1,316.19        7,938.54           0.00          0.00  1,250,151.22
B-2        1,466,076.36        1,460,046.33      7,726.08        1,535.56        9,261.64           0.00          0.00  1,458,510.77
SB                 0.00                0.00          0.00            0.00            0.00           0.00          0.00          0.00
R                  0.00          272,047.66          0.00            0.00            0.00           0.00     44,806.67    316,854.33

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TOTALS    41,887,866.36       40,031,152.74    294,408.92      705,193.02      999,601.94           0.00     44,806.67 39,370,766.39
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                               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH
                              PRIOR                                                            CURRENT                RATES
                          PRINCIPAL                                                          PRINCIPAL
CLASS     CUSIP             BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
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SA    23321PWW4            0.000000      2.005759           0.000000           2.005759       0.000000      2.518548%     2.510583%
A-1   23321PWX2          945.932482      5.005559          17.932810          22.938370     927.999671      6.350000%     6.350000%
A-2   23321PWY0          945.932487      5.005560          17.932810          22.938371     927.999677      6.350000%     6.350000%
B-1   23321PWZ7          995.886963      5.269903           1.047392           6.317295     994.839572      6.350000%     6.350000%
B-2   23321PXA1          995.886960      5.269903           1.047394           6.317297     994.839566      6.350000%     6.350000%
SB    23321PXB9            0.000000      0.000000           0.000000           0.000000       0.000000      1.300000%     1.300000%
R                          0.000000      0.000000           0.000000           0.000000       0.000000      6.350000%     6.350000%

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SELLER:                    Quality Mortgage USA, Inc.              ADMINISTRATOR:                         Leslie A. Gaskill
SERVICER:                 Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:        DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                    August 30, 1996                                                           Irvine, CA 92714
DISTRIBUTION DATE:             September 25, 1996                              FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     September 25, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                           16,679.65
PLUS ADDITIONAL SERVICING FEES:
                                                                                                        ---------
                                                                                                        16,679.65

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                            (3,975.07)
                                                                                                        ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  12,704.58

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               10,948.20

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DELINQUENT
LOAN                                                   0-29             30-60              61-90           91 +
INFORMATION:                                           DAYS             DAYS               DAYS           DAYS                 TOTAL
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PRINCIPAL BALANCE                                 9,504,729.30      1,588,645.09        648,957.86      118,461.14     11,860,793.39
NUMBER OF LOANS                                            149                22                10               2               183
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                         0.00              0.00              0.00    1,742,547.40      1,742,950.52
NUMBER OF LOANS                                              0                 0                 0              22                22
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                         0.00              0.00              0.00      145,700.75        145,700.75
NUMBER OF LOANS                                              0                 0                 0               2                 2
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REO LOAN INFORMATION:

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PRINCIPAL BALANCE                                         0.00              0.00              0.00            0.00              0.00
NUMBER OF LOANS                                              0                 0                 0               0                 0
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   40,031,152.74
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 39,370,766.39

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             512
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                505

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.668548%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.660583%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                641,439.05
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             6.350000%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         2.522861%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     September 25, 1996
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     92.546901%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  81.659028%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.887873%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.126234%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.647275%



UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT :                                       311,814.78

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                                         ^Mortgage Loan Liquidation Detail

Distribution Date:                     September 25, 1996
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                                 Original            Cut-Off              Current        Realized     Net Liquidation   Liquidation
Loan Number     Loan Group   Principal Balance  Principal Balance    Principal Balance     Loss           Proceeds          Date
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                            Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company